UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2011

UNITED COMMUNITY FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

OHIO	0-024399	34-1856319
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 West Federal Street, Youngstown, Ohio	44503-1203
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 742-0500

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 30, 2011, United Community Financial Corp. (the “Company”) received a written notification of deficiency and compliance from the NASDAQ Listing Qualifications Department (“NASDAQ”) that the Company had violated the executive officer compensation approval requirement set forth in NASDAQ Listing Rule 5605(d)(2). The Company notified NASDAQ on March 28, 2011, that in June 2010 an adjustment had been made to the base salary of the Chief Credit Officer for the Company’s subsidiary, The Home Savings and Loan Company. The Company’s Compensation Committee had not provided a recommendation or determination regarding the adjustment, a violation of Rule 5605(d)(2).

On February 22, 2011, the Compensation Committee ratified, approved and confirmed the prior adjustment to the Chief Credit Officer’s base salary. The NASDAQ staff determined that the Company has regained compliance with Rule 5605(d)(2) following the Compensation Committee’s actions and that the matter is now closed. In addition, the Company has confirmed that its Compensation Charter, which may be obtained by following the link on UCFC’s investor relations web page http://www.ucfconline.com/SNL-speedbump.asp), and its policies and procedures regarding executive compensation comply with applicable SEC and NASDAQ listing rules.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED COMMUNITY FINANCIAL CORP.

By: /s/ Jude J. Nohra
Jude J. Nohra, General Counsel & Secretary

Date: April 5, 2011